SECOND SUPPLEMENTAL INDENTURE

            This Second Supplemental Indenture, dated as of February 25, 1999 (this "Supplemental Indenture"), among Northwest Airlines Corporation (formerly known as Newbridge Parent Corporation), a Delaware corporation (the "New Guarantor"), Northwest Airlines Holdings Corporation (formerly known as Northwest Airlines Corporation), a Delaware corporation (the "Original Guarantor"), Northwest Airlines, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), and State Street Bank and Trust Company, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of March 1, 1997 (as amended, supplemented, waived or otherwise modified, the "Indenture");

            WHEREAS, pursuant to the Indenture and resolutions of the Board of Directors of the Company adopted on September 12, 1996 and March 13, 1997 and resolutions of the Pricing Committee of the Board of Directors of the Company adopted on March 13, 1997, the Company has issued an aggregate principal amount of $150,000,000 of its 8.375% Notes due 2004 and $100,000,000 of its 8.70% Notes
due 2007 (the "2004 and 2007 Notes");

            WHEREAS, pursuant to the Indenture and resolutions of the Board of Directors of the Company adopted on January 28, 1997 and November 20, 1997 and resolutions of the Pricing Committee of the Board of Directors of the Company, adopted on February 26, 1998, the Company has issued an aggregate principal amount of $200,000,000 of its 7-5/8% Notes due 2005 and an aggregate principal amount of $200,000,000 of its 7-7/8% Notes due 2008 (the "2005 and 2008 Notes");

            WHEREAS, the Original Guarantor has guaranteed the 2004 and 2007 Notes and the 2005 and 2008 Notes;

            WHEREAS, the New Guarantor, the Original Guarantor, the Company and the Trustee have heretofore executed and delivered a supplemental indenture, dated November 20, 1998 (the "First Supplemental Indenture"), pursuant to which the New Guarantor guaranteed the 2004 and 2007 Notes, the 2005 and 2008 Notes and all other Securities issued pursuant to the Indenture;

            WHEREAS, the Company intends that with respect to the 2004 and 2007 Notes and the 2005 and 2008 Notes the guarantees of the Original Guarantor and the New Guarantor shall remain in effect; and

            WHEREAS, the Company intends that all series of Securities issued pursuant to the Indenture after the date hereof shall be guaranteed solely by the New Guarantor; and

            WHEREAS, pursuant to Section 8.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder of Securities, under certain circumstances specified therein; and

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Original Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                                   ARTICLE I

                                  Definitions

            SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term "Holders" in this Supplemental Indenture shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                                   Amendment

            SECTION 2.1 Section 1.1 of the Indenture is hereby amended by adding the following section thereto:

            "(c) With respect to all series of Securities issued after February 25, 1999, all references in this Indenture to the Guarantor shall be references to the New Guarantor."

            SECTION 2.2 Section 12 of the Indenture is hereby amended by adding the following sentence at the end thereof:

            "This Section 12 shall not be effective as to any series of Securities issued after February 25, 1999."

                                  ARTICLE III

                                 Miscellaneous

            SECTION 3.1 Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

            SECTION 3.2 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

            SECTION 3.3 Entire Agreement. This Supplemental Indenture is intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and, together with the Indenture, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            SECTION 3.4 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

            SECTION 3.5 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

            SECTION 3.6 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                   NORTHWEST AIRLINES CORPORATION
                                   (formerly Newbridge Parent Corporation)
                                    By:

                                        /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name: Douglas M. Steenland
                                        Title: Executive Vice President, General
                                               Counsel and Secretary
                                        Address: 5101 Northwest Drive, St. Paul,
                                                 MN 55111-3034


                                   NORTHWEST AIRLINES, INC.

                                    By:

                                        /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name: Douglas M. Steenland
                                        Title: Executive Vice President, General
                                               Counsel and Secretary


                                   NORTHWEST AIRLINES HOLDINGS
                                   CORPORATION
                                   (formerly Northwest Airlines Corporation)
                                    By:

                                        /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name: Douglas M. Steenland
                                        Title: Executive Vice President, General
                                               Counsel and Secretary


                                   STATE STREET BANK AND TRUST
                                   COMPANY

                                   By:

                                        /s/ Donald E. Smith
                                        ----------------------------------------
                                        Name: Donald E. Smith
                                        Title: Vice President